UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2016, City Office REIT, Inc. (the “Company”) and City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named on Schedule I therein (the “Underwriters”), for whom Raymond James & Associates, Inc. and Wunderlich Securities, Inc. acted as representatives, pursuant to which the Company agreed to offer and sell 4,000,000 preferred shares of preferred stock, $0.01 par value per share, as 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”) at a public offering price of $25.00 per share (the “Preferred Stock Offering”). The Underwriters were granted an option to purchase up to an additional 600,000 shares of Series A Preferred Stock, bringing the total number of shares of Series A Preferred Stock that may be issued in this offering to 4,600,000 shares of Series A Preferred Stock. In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the Preferred Stock Offering is expected to occur on October 4, 2016, subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

The Company estimates that the net proceeds from the Preferred Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $96.6 million ($111.1 million if the Underwriters exercise their option to purchase additional shares in full).

The shares of Series A Preferred Stock have been registered on the Company’s shelf registration statement on Form S-3 (File No. 333-203882), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 18, 2015.

This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s prospectus supplement, dated September 26, 2016 and filed with the SEC on September, 27, 2016 (the “Prospectus Supplement”), which disclosure is hereby incorporated by reference into this Item 1.01.

A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the Series A Preferred Stock is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Hunton & Williams LLP with respect to certain tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1.

In connection with the anticipated closing of the offering of the Series A Preferred Stock, the Company, as the sole general partner of the Operating Partnership, on its own behalf as general partner of the Operating Partnership and on behalf of the limited partners of the Operating Partnership, has amended the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) to provide for the issuance of up to 4,600,000 6.625% Series A Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series A Preferred Units”). Such amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company expects to contribute the net proceeds from the sale of the Series A Preferred Stock in the Preferred Stock Offering to the Operating Partnership in exchange for the same number of Series A Preferred Units. The Series A Preferred Units have economic terms that mirror the terms of the Series A Preferred Stock. The issuance of the Series A Preferred Units will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

The Series A Preferred Units will rank, as to distributions and upon liquidation, senior to the common units of limited partnership interest in the Operating Partnership.

This description of the material terms of the amendment to the Partnership Agreement is qualified in its entirety by reference to the amendment to the Partnership Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

In addition, on September 29, 2016, SCCP Boise, Limited Partnership (“SCCP”), a subsidiary of the Company, entered into a lease agreement (the “Lease”).with an unaffiliated third party with respect to 111,381 square feet of net rentable area at the Company’s Washington Group Plaza property in Boise, ID (“WGP”). The Lease has a term of 120 months and has a tentative commencement date of the later of July 1, 2017 or the date on which the premises is delivered to the counter party after surrender by the existing tenant. In connection with execution of the Lease, on September 28, 2016, SCCP entered into an agreement (the “PSA”) to sell WGP to an unaffiliated third party for $86.5 million. On or before December 16, 2016 (the “Contingency Date”), the counter party has the right to terminate the PSA, subject to certain conditions, and receive a return of all deposits made pursuant to the PSA through the Contingency Date. Closing on the transactions contemplated by the PSA is expected to occur prior to April 5, 2018. However, as numerous closing requirements and conditions remain outstanding, there can be no assurance that the transactions contemplated by the Lease and the PSA will be consummated on the timing or terms the Company expects, if at all.

Item 3.03. Material Modifications to Rights of Security Holders.

On September 30, 2016, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company classifying and designating 4,600,000 shares of the Company’s Series A Preferred Stock. A summary of the material terms of the Series A Preferred Stock is set forth under the caption “Description of the Series A Preferred Stock” in the Company’s Prospectus Supplement”). The summary of the Series A Preferred Stock in the Prospectus Supplement and the following description of the Series A Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are hereby incorporated by reference into this Item 3.03 and which were filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A, filed with the SEC on September 30, 2016.

The Company filed the Articles Supplementary in connection with the Preferred Stock Offering, as further described above.

The Series A Preferred Stock ranks senior to the Company’s common stock, $0.01 par value per share (“Common Stock”), with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

In addition to other preferential rights, each holder of shares of Series A Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series A Preferred Stock, plus any accrued and unpaid distributions (whether or not declared) to, but not including, the date of the payment, before the holders of shares of Common Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company. Furthermore, the Company is restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on shares of Common Stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of Common Stock unless full cumulative distributions on the Series A Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements relate to the closing of the Preferred Stock Offering, the contribution of the net proceeds of the Preferred Stock Offering the issuance of the Series A Preferred Units and the closing of the sale of WGP. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 26, 2016, by and among City Office REIT, Inc., City Office REIT Operating Partnership and the several Underwriters listed on Schedule I attached thereto, for whom Raymond James & Associates, Inc. and Wunderlich Securities, Inc. acted as representatives.

3.1	Articles Supplementary to the Articles of Amendment and Restatement of City Office REIT, Inc. designating the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed with the SEC on September 30, 2016).

5.1	Opinion of Ballard Spahr LLP, dated September 30, 2016, regarding the legality of the 6.625% Series A Cumulative Redeemable Preferred Stock.

8.1	Opinion of Hunton & Williams LLP, dated September 30, 2016, regarding certain tax matters.

10.1	First Amendment to the Amended and Restated Agreement of Limited Partnership of City Office REIT Operating Partnership, L.P.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITY OFFICE REIT, INC.

Date: September 30, 2016	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 26, 2016, by and among City Office REIT, Inc., City Office REIT Operating Partnership and the several Underwriters listed on Schedule I attached thereto, for whom Raymond James & Associates, Inc. and Wunderlich Securities, Inc. acted as representatives.

3.1	Articles Supplementary to the Articles of Amendment and Restatement of City Office REIT, Inc. designating the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed with the SEC on September 30, 2016).

5.1	Opinion of Ballard Spahr LLP, dated September 30, 2016, regarding the legality of the 6.625% Series A Cumulative Redeemable Preferred Stock.

8.1	Opinion of Hunton & Williams LLP, dated September 30, 2016, regarding certain tax matters.

10.1	First Amendment to the Amended and Restated Agreement of Limited Partnership of City Office REIT Operating Partnership, L.P.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).